Exhibit T3A.31

New Noveau Brunswick CANADA PROVINCE OF NEW BRUNSWICK BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT (SECTION 26, 117) CANADA PROVINCE DU NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICAT DE MODIFICATION (ARTICLE 26, 117) THE COBALT REFINERY HOLDING COMPANY LTD. Name of Corporation / Raison sociale de la corporation 501109 Corporation Number / Numéro de la corporation I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended JE CERTIFIE que les statuts de la corporation mentionée ci-dessus ont été modifiés (a) under Section 11 of the Business Corporations Act in accordance with the attached notice; en vertu de Particle 11 de la Loi sur les corporations commerciales conformément á l’avis ci-joints; (b) under Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating en vertu de Particle 26 de la Loi sur les corporations commerciales de la facon indiquée dans les status de a series of shares; modification ci-joints décrivant les actions d’une série; (c) under Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment; or en vertu de Particle 117 de la Loi sur les corporations commerciales de la facon indiquée dans les statuts de modification ci-joints; ou (d) under Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization. en vertu de Particle 132 de la Loi sur les corporations commerciales de la facon indiquées dans les statuts de réorganisation.
Director Directeur Date of Amendment Date de modification November 16, 1995

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 26,116)	NOUVEAU BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 3 STATUTS DE MODIFICATION (ARTICLES 26,116)
1—Name of Corporation—Raison sociale de la corporation	2—Corporation No.—Numéro de la corporation
501109 N.B. LTD.	501109
3—The articles of the above-mentioned corporation are amended as follows:	Las statute de la corporation mentionnée ici sont modifiés comme suit:

to change the name of the Corporation to THE COBALT REFINERY HOLDING COMPANY LTD.

and by deleting “N/A”. from section 3 of the articles of incorporation in connection with the restrictions, if any, on share transfers and substituting therefor the following:

“The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either

(i)

the express sanction of the holders of more than 50% of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares, or

(ii)

the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the Board of directors or by an instrument or instruments in writing signed by a majority of the directors.”

Date	Signature	Description of Office—Description du bureau
November 13, 1995	/s/ Sarbjit S. Basra	Director
FOR DEPARTMENT USE ONLY		Filed—Déposé
RESERVE A L’USAGE DU MINISTERE		FILED/DEPOSE Nov 16 1995

NEWSOME AND GILBERT, LIMITED 362 - 420

CONSENT TO USE OF NAME

TO:	The Director, Corporations Branch P. O. Box 6000 Fredericton, New Brunswick E3B 5H1

THE COBALT REFINERY COMPANY INC. of 10101 - 114 Street, Fort Saskatchewan, Alberta, T8L 2P2 hereby consents to the following name for use by a corporation:

THE COBALT REFINERY HOLDING COMPANY LTD.

DATED the 15th day of November, 1995.

CONSENT TO USE OF NAME

TO:	The Director, Corporations Branch P. O. Box 6000 Fredericton, New Brunswick E3B 5H1

THE COBALT REFINERY COMPANY INC. of 10101 - 114 Street, Fort Saskatchewan, Alberta, T8L 2P2 hereby consents to the following name for use by a corporation:

THE COBALT REFINERY HOLDING COMPANY LTD.

DATED the 15th day of November, 1995.

501109 N.B. LTD.

The undersigned, being the sole shareholder of 501109 N.B. LTD., pursuant to subsection 95(1) of the Business Corporations Act (New Brunswick) hereby passes the following special resolution:

ARTICLES OF AMENDMENT

WHEREAS 501109 N.B. LTD. (the “Corporation”) was incorporated by Certificate and Articles of Incorporation dated October 31, 1995;

AND WHEREAS it is considered necessary and expedient in the interests of the Corporation to amend its articles as hereinafter provided;

NOW THEREFORE BE IT RESOLVED THAT

1.    the articles of the Corporation be amended to change the name of the Corporation to THE COBALT REFINERY HOLDING COMPANY LTD.,

2.    any one of the directors or officers of the Corporation be and is hereby authorized and directed to execute and deliver, for and on behalf of the Corporation, all documents and to do all other things necessary or desirable to give effect to such articles of amendment, including the execution and delivery of articles of amendment in prescribed form; and

3.    upon articles of amendment having become effective in accordance with the provisions of the Business Corporations Act (New Brunswick), the articles of the Corporation are amended accordingly.

DATED the 13th day of November, 1995.

/s/ Sarbjit S. Basra
Sarbjit S. Basra